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                                                                   EXHIBIT 10.18


THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. PRIOR TO ANY SALE OR TRANSFER OF THIS CERTIFICATE, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SALE OR TRANSFER, THE H OLDER HEREOF SHALL HAVE DELIVERED TO THE ISSUER HEREOF (THE "COMPANY") AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT.

THE SECURITIES REPRESENTED BY THIS NOTE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER PURSUANT TO THE TERMS OF THAT CERTAIN INTERCREDITOR AGREEMENT DATED AS OF JUNE 28, 2001 AMONG THE COMPANY, TRIM SYSTEMS, LLC, TEMPRESS, INC., 1363880 ONTARIO INC., J2R PARTNERS II-B, U.S.BANK NATIONAL ASSOCIATION AND COMERICA BANK, AS AGENT AND AS A BANK. A COPY OF SUCH RESTRICTIONS SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

                          TRIM SYSTEMS OPERATING CORP.
                                 PROMISSORY NOTE

Date of Issuance:  June 28, 2001                                        $150,000

      Trim Systems Operating Corp., a Delaware corporation (the "Company"), hereby promises to pay to the order of J2R Partners II-B, LLC, a Delaware limited liability company ("J2R"), the principal amount of ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($150,000) together with interest thereon calculated from the date hereof (the "Date of Issuance") in accordance with the provisions of this Note. For purposes hereof, "Notes" shall mean this Note and any Note issued upon transfer of all or any portion of this Note.

            1.    Payment of Interest.

            (a) Interest Rate. Except as otherwise expressly provided herein, interest shall accrue at the rate of Prime plus 1.25% per annum (computed on the basis of a 360-day year and the actual number of days elapsed in any year)(the "Interest Rate") on the unpaid principal amount of this Note outstanding from time to time and including the Date of Issuance hereof, or (if less) at the highest rate then permitted under applicable law.

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            (b)   Payment. The Company shall pay to the holder of this Note all accrued interest on the last Business Day of each month (each, a "Monthly Payment Date"), beginning June 30, 2001, provided, however, that, if a Constraining Circumstance exists and is continuing on such payment date, only those funds which could be paid without a Constraining Circumstance occurring and continuing shall be used to pay interest to the holders of the Notes. Unless prohibited under applicable law, any accrued interest which is not paid on the date on which it is due and payable shall bear interest at the same rate at which interest is then accruing on the principal amount of this Note until such interest is paid. Interest shall accrue on any principal payment due under this Note until such time as payment therefor is actually delivered to the holder of this Note. Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which the final principal payment on this Note is made. If an Event of Default has occurred and is continuing, interest shall accrue at the rate of Prime plus 3.25% per annum on the unpaid principal amount of this Note outstanding from time to time and on accrued interest which is not paid on the date on which it is due and payable.

            2.    Payment of Principal on Note.

            (a) Scheduled Payments. The Company shall pay the principal amount of this Note (or if the principal amount then outstanding on this Note is less than such amount, the remaining principal then outstanding), together with all accrued and unpaid interest on June 28, 2006.

            (b) Prepayments. The Company may, at any time and from time to time without premium or penalty, prepay all or any portion of the outstanding principal amount of the Notes; provided, that, (i) such prepayment is not prohibited by the provisions of the Intercreditor Agreement and (ii) the Company prepays the Onex/J2R Notes pro-rata according to their outstanding principal amounts. In connection with each prepayment of principal hereunder, the Company shall also pay all accrued and unpaid interest on the principal amount of the Onex/J2R Notes being repaid. To exercise its option to make any optional prepayment hereunder, the Company must give the holder hereof written notice of such prepayment not less than five days and not more than thirty days prior to the date fixed for such prepayment, specifying the date of proposed prepayment, the aggregate principal amount of all Onex/J2R Notes to be prepaid on such date, the aggregate amount of interest to be paid with such aggregate prepayment of principal on such date, the principal amount of this Note to be prepaid on such date, and the amount of interest to be paid with such prepayment of principal on this Note.

            (c) Acceleration. If a Proceeds Sharing Event has occurred, subject to the provisions of the Intercreditor Agreement, the holder may declare all or any portion of the outstanding principal amount of this Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable and may demand immediate payment of all or any portion of the outstanding principal amount of this Note (together with all such other amounts then due and payable). The Company shall give prompt written notice of any such demand to the other holders of the Onex/J2R Notes, each of which may demand immediate payment of all or any portion of such holder's Onex/J2R Note. If any holder or holders of

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the Onex/J2R Notes demand(s) immediate payment of all or any portion of such holder's Onex/J2R Note, the Company shall immediately pay to such holder all amounts due and payable with respect to such holder's Onex/J2R Note.

            3. Security. All amounts due under the Onex/J2R Notes are secured by the Collateral also securing the obligations under the Senior Credit Agreement and the other Senior Credit Documents, to the extent and subject to the terms set forth in the Intercreditor Agreement.

            4.    Events of Default.

            (a) Definition. For purposes of this Note, an Event of Default shall be deemed to have occurred if:

                  (i) the Company fails to pay when due and payable (whether at maturity or otherwise) the full amount of any principal or interest payment on any Note;

                  (ii) the Company fails to pay when due and payable any money under any Note, other that as set forth in subsection 4(a)(i) above within five
(5) business days after notice from any holder of the Notes that the same is due and payable;

                  (iii) the Company fails to perform or observe any other provision contained in the Notes, and such failure is not cured within 30 days after the occurrence hereof;

                  (iv) any representation or warranty, or any writing furnished by the Company to any holder of the Notes, is false or misleading in any material respect on the date made or furnished;

                  (v) an Event of Default (as such term is defined in the Senior Credit Agreement) occurs (for this purpose, any notice of an Event of Default that the Agent may give under the Senior Credit Agreement may be given by the holder of this Note);

                  (vi)  a Change of Control occurs;

                  (vii) any material provision of any Collateral Document shall at any time for reason cease to be valid, binding and enforceable against the Company or any of its Subsidiaries, as applicable, or the validity, binding effect or enforceability thereof shall be contested by the Company or any of its Subsidiaries or the Company or any of its Subsidiaries shall deny that it has any or further liability or obligation under any Collateral Document, or any Note shall be terminated, invalidated, revoked or set aside or in any way cease to give or provide to the Lender the benefits purported to be created thereby; or

                  (viii) the Company or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company or any Subsidiary bankrupt or insolvent; or

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any order for relief with respect to the Company or any Subsidiary is entered under the Federal Bankruptcy Code; or the Company or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any Subsidiary) relating to the Company or any Subsidiary under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company or any Subsidiary and either (A) the Company or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 60 days.

            The foregoing shall constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            (b)   Consequences of Events of Default.

                  (i) If an Event of Default of the type described in subparagraph 4(a)(viii) has occurred, the aggregate principal amount of the Notes (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable without any action on the part of the holders of the Notes, and, subject to the provisions of the Intercreditor Agreement, the Company shall immediately pay to the holders of the Notes all amounts due and payable with respect to the Notes.

                  (ii) If any Event of Default (other than under subparagraph 4(a)(viii)) has occurred and is continuing, the holder may declare all or any portion of the outstanding principal amount of this Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable and, subject to the provisions of the Intercreditor Agreement, may demand immediate payment of all or any portion of the outstanding principal amount of this Note (together with all such other amounts then due and payable). The Company shall give prompt written notice of any such demand to the other holders of Onex/J2R Notes, each of which may demand immediate payment of all or any portion of such holder's Onex/J2R Note. If any holder of the Onex/J2R Notes demands immediate payment of all or any portion of holder's Onex/J2R Note, the Company shall immediately pay to such holder all amounts due and payable with respect to such holder's Onex/J2R Note.

                  (iii) Each holder of the Notes shall also have any other rights which such holder may have been afforded under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

                  (iv) The Company hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly

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agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Company hereunder.

            5.    Restriction on Transfer; Participation.

            (a) No holder of any Note shall sell, transfer, assign, participate, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in a Note, the Collateral Documents or the Intercreditor Agreement, other than to an Affiliate of Onex or J2R or the employees of an Affiliate of Onex or J2R without the prior written consent of the Company.

            (b) The holder of this Note agrees that any participation agreement permitted hereunder shall comply with all applicable laws and shall be subject to the following restrictions (which shall be set forth in the applicable participation agreement):

                  (i) such Holder shall remain the holder of its Note, notwithstanding such participation;

                  (ii) the participant shall have not direct rights or remedies hereunder;

                  (iii) the participant shall not reassign or transfer, or grant any sub-participations in its participation interest hereunder or any part thereof; and

                  (iv) such Holder shall retain the sole right and responsibility to enforce the obligations of the Company relating to this Note, the Collateral Documents and the Intercreditor Agreement including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Note, the Collateral Documents or the Intercreditor Agreement, except for the any amendments which may (A) reduce the principal of, or interest on, this Note or any fees or other amounts payable hereunder, (B) postpone any date fixed for any payment of principal of, or interest on, this Note or any fees or other amounts payable hereunder, (C) waive any Event of Default specified in Sections 4(a)(i) and (ii),
            (D) except as expressly permitted under the Collateral Documents, release all liens and security interests in the Collateral (provided that a participant may exercise approval rights over such matters only on an indirect basis, acting through such Holder, and the Company may continue to deal directly with such Holder in connection with such Holder's rights and duties hereunder).

The amounts, terms and conditions of any participation shall be as set forth in the participation agreement between the Holder and the party purchasing such participation, and the Company shall not have any responsibility or obligation with respect thereto, or to any person to whom any such participation may be issued. No such participation shall relieve the Holder of its obligations under

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this Note, the Collateral Documents and the Intercreditor Agreement, and all
actions hereunder shall be conducted as if no such participation had been granted.

            6.    Representations and Warranties

            (a) Representations and Warranties of the Company. The Company hereby represents and warrants to the holder of this Note that as of the Date of
Issuance:

                  (i) Organization, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement, except where the failure to have such power and authority would not have a material adverse effect upon the business or financial condition of the Company.

                  (ii) Authorization; No Breach. The execution, delivery and performance of this Note has been duly authorized by the Company. This Note constitutes the valid and binding obligation of the Company enforceable in accordance with its terms, subject to the availability of equitable remedies and to the laws of bankruptcy and other similar laws affecting creditors' rights generally. The execution and delivery by the Company of this Note and all other agreements and instruments contemplated hereby and thereby to be executed by the Company and THE OFFER, SALE AND ISSUANCE OF THE NOTES DO NOT AND WILL NOT (i) conflict with or result in a breach of the terms, conditions or provisions of,
(ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than in connection with certain state and federal securities laws) or any other third party pursuant to, the Company's Certificate of Incorporation or Bylaws, or any law, statute, rule, regulation, instrument, order, judgment or decree to which the Company is subject or any agreement or instrument to which the Company is a party, or by which its assets are bound, except where the existence of any such conflict, breach, default, right to accelerate or violation, or the creation of any such lien, security interest, charge or encumbrance, or the failure to obtain, take or make any such authorization, consent, approval, exemption, other action, notice or filing, could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole.

            (b) Representations and Warranties of the Holders. Each holder of Notes hereby severally represents and warrants to and covenants and agrees with, the Company that:

                  (i) such holder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the securities purchased hereunder and has had full access to such other information concerning the Company as such holder may have requested and that in making its decision to invest in the securities being purchased hereunder it is not in any way

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relying on the fact that any other person has decided to be a holder hereunder or to invest in the securities; and

                  (ii) such holder (a) is an "accredited investor" as defined in Rule 501(a) under the Securities Act or (b) by reason of its business and financial experience, and the business and financial experience of those retained by it to advise it with respect to its investment in the securities being purchased hereunder, it, together with such advisors, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of its prospective investment in such securities, is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

            7. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of the Notes may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the outstanding principal amount of the Notes.

            8. Definitions. For purposes of the Notes, the following capitalized terms have the following meaning.

            " Agent" means Comerica Bank, as agent under the Senior Credit Agreement, and any successor thereto or the lead agent under the Senior Credit Agreement.

            "Affiliates" means, with respect to any Person, each Person that directly or indirectly controls, is controlled by, or is under common control with such Person. "Affiliate" shall include all the partners of any Person which is a partnership and with respect to any Person, all employees of such Person.

            "Banks" means Comerica Bank and such other financial institutions from time to time parties to the Senior Credit Agreement as lenders and any assignee which becomes a Bank pursuant to the terms thereof.

            "Change of Control" has the meaning ascribed to such term in the Senior Credit Agreement.

            "Collateral" means all property or rights in which a security interest, mortgage, lien or other encumbrance for the benefit of the Banks and the Lender is or has been granted or arises or has arisen, under or in connection with the Notes, the Senior Credit Agreement, the other Senior Credit Documents, or otherwise.

            "Collateral Documents" means the Security Agreements, the Mortgages, the Pledge Agreements and all of the other acknowledgments, certificates, stock powers, financing statements, instruments and other security documents executed by the Parent, the Company, Tempress, Trim or any Subsidiary in favor of the Agent for the benefit of the Banks and the Lender and delivered to the Agent, as security for the indebtedness under the Notes and the Senior Credit Documents, as such

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collateral documents may be amended, restated, supplemented or otherwise modified from time to time.

            "Constraining Circumstance" means either (i) the payment of interest to the holder of this Note by the Company (or the payment by a Subsidiary of the Company to the Company of funds for the purpose of paying interest to the holder of this Note) would result in a breach by the Company (or such Subsidiary) of one or more covenants in the Senior Credit Agreement or (ii) in the reasonable good faith judgment of the board of directors of the Company, the Company does not have funds available to permit it to pay accrued but unpaid interest in full to the holder of this Note.

            "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of June 28, 2001 among the Company, Trim Systems, LLC, Tempress, Inc., the Agent, Comerica Bank, as a Bank, U.S. Bank National Association, as a Bank, J2R, as a Bank, Onex, as a Bank, and the Lender, as amended, restated, supplemented or otherwise modified from time to time.

            "Lender" means, collectively, the holders of the Onex/J2R Notes.

            "Mortgages" means the Amended and Restated Open End Mortgage and the Deed of Trust Assignment of Rents, Security Agreement and Fixtures Filing, executed and delivered by Trim and Tempress, respectively, in favor of the Agent, as amended, restated, supplemented or otherwise modified from time to time.

            "Onex" means 1363880 Ontario Inc., an Ontario corporation.

            "Onex/J2R Notes" means, collectively, the Notes and the notes issued by the Company to (i) Onex and (ii) affiliates or employees of Onex or J2R.

            "Parent" means Trim Systems, Inc., a Delaware corporation.

            "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

            "Pledge Agreements" means the Pledge Agreements executed by the Parent and the Company, as amended, restated, supplemented or otherwise modified from time to time.

            "Prime" means the per annum rate of interest announced by Comerica Bank, at its main office from time to time as its "Prime Rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by Comerica Bank to any of its customers), which rate of interest shall change simultaneously with an y change in such announced rate.

            "Proceeds Sharing Event" has the meaning ascribed to such term in the Senior Credit Agreement.

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            "Security Agreements" means the Security Agreements executed and delivered by the Company, Tempress and Trim in favor of the Agent, as amended, restated, supplemented or otherwise modified from time to time.

            "Senior Credit Agreement" means the Revolving Credit and Term Loan Agreement, dated as of October 29, 1998, among the Company, Tempress, Trim, the financial institutions from time to time parties thereto, and the Agent, and all guarantees, security and collateral documents and related documents delivered in connection therewith, as such Credit Agreement may be amended, modified, supplemented or replaced from time to time in accordance with the provisions of the Intercreditor Agreement, including, without limitation, amendments, modifications, supplements and restatements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the arrangements provided in such Credit Agreement (whether provided by the original Agent and Banks under such Credit Agreement or a successor Agent or other Banks).

            "Senior Credit Documents" means the collective reference to the Senior Credit Agreement and any other documents, certificates, agreements or instruments executed pursuant to or in connection with the Senior Credit Agreement , as such documents may be amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions of the Intercreditor Agreement.

            "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

            "Tempress" means Tempress, Inc., a Washington corporation.

            "Trim" means Trim Systems, LLC, a Delaware limited liability company.

            9. Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

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            10.   Payments. All payments to be made to the holders of the Notes shall be made in the lawful money of the United States of America in immediately available funds.

            11. Place of Payment. Payments of principal and interest shall be delivered to holder hereof in immediately available funds at the following address:

                  J2R Partners II-B, LLC
                  c/o Hidden Creek Industries
                  U.S. Bank National Association
                  Routing Number: 091000022
                  Account Number: 104756246633

or to such other address or to the attention of such other person as specified by prior written notice to the Company.

            12. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

            13. Business Days. If any payment is due, or any time period for giving notice or taking action expires, on a day which is a Saturday, Sunday or legal holiday in the State of New York, the payment shall be due and payable on, and the time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

            14. Intercreditor Agreement. The terms of this Note and the indebtedness hereunder are subject to the subordination provisions and all other terms of the Intercreditor Agreement.

                                     * * * *

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            IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the day and year first written above.

                                         TRIM SYSTEMS OPERATING CORP.

                                         By  /s/ Carl E. Nelson
                                             -----------------------------------
                                         Its Vice President
                                             -----------------------------------